SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

The Managers Funds
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

☒   Filing fee no longer applicable.

800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers Special Equity Fund

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Managers Special Equity Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment manager to hire new, unaffiliated subadvisors with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about August 16, 2006.

The Trust and its Management Agreement

The Fund is a series of the Trust. The Trust has entered into an investment management agreement with respect to the Fund with Managers Investment Group LLC (the “Manager”) dated April 1, 1999, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors (the “Subadvisors” and each a “Subadvisor”) to manage the investment portfolio of the Fund, reviews and monitors the performance of Subadvisors on an ongoing basis, and recommends changes in the roster of Subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the Fund’s Subadvisors. The portion of the Fund’s assets managed by a Subadvisor may be adjusted from time to time in the sole discretion of the Manager. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Subadvisors of the Fund. The Fund, therefore, pays no fees directly to the Subadvisors. The Manager also provides administrative services to the Fund, and receives compensation from the Fund for these services.

The Manager recommends Subadvisors for the Fund to the Trustees of the Trust based upon the Manager’s continuing quantitative and qualitative evaluation of the Subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Subadvisor, and the Manager does not expect to recommend frequent changes of Subadvisors.

At any given time, each Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Subadvisor (each such agreement, a “Subadvisory Agreement”). The Subadvisor does not provide any services to the Fund under the Subadvisory Agreement except portfolio investment management and related record-keeping services. In accordance with procedures adopted by the Trustees, a Subadvisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Sections 17(e) and 10(f) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder.

Smith Asset Management Group, L.P. and the New Subadvisory Agreement

At a meeting of the Board of Trustees held on May 20, 2006, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), approved a new Subadvisory Agreement with Smith Asset Management Group, L.P. (“Smith Group”), which became effective on May 23, 2006 (the “Smith Group Agreement”). The Fund’s assets are currently allocated among six Subadvisors, Donald Smith & Co., Inc., Kern Capital Management LLC, Skyline Asset Management, L.P., Smith Group, Veredus Asset Management, LLC and Westport Asset Management, Inc., each of which manages a portion of the Fund.

The recommendation to add Smith Group as a new Subadvisor to the Fund was made by the Manager in the ordinary course of its on-going evaluation of fund characteristics and exposures, Subadvisor performance and investment strategy, and extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process, style and long-term performance record. The recommendation to hire Smith Group as a new Subadvisor to the Fund was based on the Manager’s belief that Smith Group is a high quality investment advisor with a demonstrated ability to select small capitalization equity securities, to analyze company earnings and to manage the overall risk of a portfolio and would be appropriately suited to manage the Fund. The Manager also believed that the investment strategy to be used by Smith Group for the Fund would complement the investment strategies used by the Fund’s other Subadvisors.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% per annum of the average daily net assets of the Fund. From this fee, under the terms and conditions of the Smith Group Agreement, the Manager pays Smith Group 0.50% per annum of the average daily net assets of the portion of the Fund managed by Smith Group. Because the fees under the Smith Group Agreement are paid by the Manager out of the management fees received by the Manager, there is no change in the management fee paid by the Fund as a result of the addition of Smith Group as a Subadvisor to the Fund.

The Smith Group Agreement requires Smith Group to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The Smith Group Agreement has an initial term from May 23, 2006 to June 30, 2007, and then continues in effect, unless terminated as described below, for successive one year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. The Smith Group Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Smith Group Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to Smith Group and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to Smith Group, or (iii) by Smith Group at any time, without payment of a penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

The Smith Group Agreement provides that Smith Group shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the Smith Group Agreement, except by reason of Smith Group’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Smith Group’s reckless disregard of its obligations and duties under the Smith Group Agreement.

A form of the Smith Group Agreement is attached as Exhibit A hereto.

Information about Smith Group

The following is a description of Smith Group, which is based on information provided by Smith Group. Smith Group is not affiliated with the Manager.

Smith Group, located at 100 Crescent Court, Suite 1150, Dallas, Texas, had approximately $4.3 billion in assets under management as of March 31, 2006. Stephen S. Smith has a controlling interest in SAMG Partners, L.P., the general partner of Smith Group.

Portfolio Manager

The portfolio manager primarily responsible for the day-to-day management of the portion of the Fund managed by Smith Group is Stephen S. Smith, CFA. Mr. Smith is the founder of Smith Group. Since the firm’s founding in 1995, he has served as both chief executive officer and chief investment officer. He began his investment management career as a portfolio manager with Wachovia Bank in 1976. In 1983, Mr. Smith joined the predecessor to Bank of America, where he held a variety of investment management positions.

Smith Group Officers and Directors

Information about the principal executive officer and directors of Smith Group is set forth below. The address of each of them is c/o Smith Group, 100 Crescent Court, Suite 1150, Dallas, Texas.

Name of Principal Executive Officer or Director	Principal Occupation
Stephen S. Smith	Chief Executive Officer, Chief Investment Officer
John D. Brim	Chief Operating Officer, Senior Portfolio Manager
Blake H. Estess	Managing Director, General Counsel
Travis D. Briggs	Managing Director – Private Client Group

Smith Group Investment Philosophy

Smith Group utilizes a growth approach to investing whereby it seeks to identify companies that are exhibiting rapid growth in their businesses. Smith Group seeks companies that have dramatically improving business fundamentals and attractive risk profiles and valuations. Smith Group examines the underlying businesses, financial statements, competitive environment and company managements in order to assess the future profitability of each company. Smith Group’s investment selection process involves both quantitative and fundamental security analysis. Smith Group expects to generate returns from capital appreciation due to earnings growth along with improvements in the valuations of the stocks, such as, among other things, increases in the price to earnings ratio. A stock is typically sold if Smith Group believes that the future profitability of a company does not support its current stock price.

Smith Group currently does not act as an investment advisor with respect to any other mutual fund with a similar investment objective to that of the Fund.

Board of Trustees’ Recommendation

At a meeting held on May 20, 2006, the Trustees of the Trust, including all of the Independent Trustees, unanimously voted to approve the Smith Group Agreement. The Trustees were separately represented by independent counsel in their consideration of the Smith Group Agreement. In considering the Smith Group Agreement for the Fund, the Trustees reviewed a variety of materials relating to the Fund and Smith Group, including information regarding the anticipated nature, extent and quality of services to be provided by Smith Group under the Smith Group Agreement. Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) discussed with legal counsel the legal standards applicable to their consideration of the Smith Group Agreement; and (c) met with their independent legal counsel in private session at which no representatives of management were present.

In considering the nature, extent and quality of services to be provided by Smith Group under the Smith Group Agreement, the Trustees reviewed information relating to Smith Group’s financial condition, operations and personnel, and the investment philosophy, strategies and techniques that Smith Group intends to use in managing the Fund. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff, information regarding Smith Group’s organizational and management structure and Smith Group’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individual at Smith Group who was proposed to have portfolio management responsibility for the Fund. In the course of their deliberations, the Trustees evaluated, among other things: (a) the expected services to be provided by Smith Group; (b) the qualifications and experience of Smith Group’s personnel; and (c) Smith Group’s compliance program. The Board found that Smith Group’s compliance policies and procedures are reasonably designed to prevent violation of the federal securities laws by the Fund and by Smith Group with respect to its activities that could affect the Fund. In addition, the Board considered Smith Group’s experience in managing other registered investment company accounts. The Trustees also took into account the financial condition of Smith Group with respect to its ability to provide the services required under the Smith Group Agreement.

The Trustees reviewed information related to the prior investment performance of Smith Group in managing client accounts with similar investment objectives and strategies as those of the Fund. In their review of this performance, the Trustees noted that the performance of a composite investment portfolio managed by Smith Group was above the performance of the Russell 2000 Index, the Fund’s benchmark, for various periods. The Board concluded that this performance record supported the approval of the Smith Group Agreement.

In considering the reasonableness of the subadvisory fee payable by the Manager to Smith Group, the Trustees relied on the ability of the Manager to negotiate the terms of the Smith Group Agreement at arm’s length as part of the manager-of-managers structure, noting that the Manager is not affiliated with Smith Group. The Trustees noted that the fees payable to Smith Group are identical to those paid to other Subadvisors of the Fund. In addition, the Trustees noted that the subadvisory fees are paid by the Manager out of its advisory fee. Accordingly, the cost of services to be provided by Smith Group and the profitability to Smith Group of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, and based on the current size of the portion of the Fund managed by Smith Group, the Trustees concluded that the effect of any economies of scale being realized by Smith Group was not a material factor in the Trustees’ deliberations at the time. The Trustees noted that although the advisory fee paid by the Fund would not increase as a result of the addition of Smith Group as a new Subadvisor to the Fund, the addition of Smith Group was expected to result in additional incremental custody expenses to the Fund.

After consideration of the foregoing, the Trustees also reached the following conclusions regarding the Smith Group Agreement in addition to the conclusions discussed above: (a) Smith Group has the resources to perform its duties under the Smith Group Agreement and is qualified to manage the Fund’s assets in accordance with its investment objectives and policies; and (b) Smith Group maintains an appropriate compliance program.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the Smith Group Agreement would be in the interests of the Fund and its shareholders. Accordingly, on May 20, 2006, the Trustees, including a majority of the Independent Trustees, voted to approve the Smith Group Agreement for the Fund.

ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. The Manager is an indirect wholly-owned subsidiary of Affiliated Managers Group, Inc. (“AMG”). Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Financial Information

The Fund’s most recent annual report is available upon request, without charge, by writing to Managers Investment Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

As of July 14, 2006, the following persons or entities owned of record more than 5% of the outstanding shares of the Fund:

Shareholder	Number of Shares Owned	Percentage of Fund
Managers Class
Charles Schwab & Co. Inc. 101 Montgomery Street San Francisco, CA 94104	600,256,435	23%

Fidelity Investments Institutional 100 Magellan Way KWIC Covington, KY 41015	334,929,118	13%

National Financial Services Corp. 200 Liberty Street PO Box 3751 Church Street Station New York, NY 10008	269,132,310	10%

Vanguard Fiduciary Trust Co. PO Box 2600, VM 613 Valley Forge, PA 19482	197,706,334	8%

Merrill Lynch Pierce Fenner & Smith Inc. 4800 Deer Lake Drive East 3rd Jacksonville, FL 32246	131,934,207	5%

Institutional Class Charles Schwab & Co. Inc. 101 Montgomery Street San Francisco, CA 94194	67,822,061	13%

Ameriprise Trust Company PO Box 534 N10/996 Minneapolis, MN 55440	58,243,380	11%

Local #1 IBEW Pension Benefit Trust PO Box 6088 St. Louis, MO 63139	56,555,320	11%

Sheldon & Co. c/o National City PO Box 94984 Cleveland, OH 44101	77,276,992	15%

Fidelity Investments Institutional Operations 100 Magellan Way KWIC Covington, KY 41015	26,607,577	5%

As of July 14, 2006, the Trust did not know of any person who beneficially owned 5% or more of the outstanding shares of the Fund. As of July 14, 2006, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

August 16, 2006

By Order of the Trustees,

/s/ Christine C. Carsman
CHRISTINE C. CARSMAN
Secretary

EXHIBIT A

FORM OF SUBADVISORY AGREEMENT

SUBADVISORY AGREEMENT

Attention:

Re: Subadvisory Agreement

The Managers Special Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Smith Asset Management Group, L.P. (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on May 23, 2006 and shall continue in effect until June 30, 2007. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

[SIGNATURE PAGE FOLLOWS]

MANAGERS INVESTMENT GROUP LLC

BY:
Peter M. Lebovitz
Managing Partner

DATE:

Accepted:

Smith Asset Management Group, L.P.

a Delaware limited partnership

By:	SAMG Partners, LP
a Texas limited partnership
its general partner

	By:	Dallas Advisors, LLC
a Delaware limited liability company
its general partner

By:
		Name:	Stephen S. Smith
		Title:	Managing Member

Acknowledged: THE MANAGERS FUNDS

BY:
Peter M. Lebovitz
President

DATE:

SCHEDULES: A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50% of the average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.